EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
DECEMBER 2, 2005		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES APPROVAL OF DECEMBER DISTRIBUTION
ON TRUST PREFERRED SECURITIES

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI) a community bank holding company with five bank subsidiaries today announced that it received approval from the Federal Reserve Bank of Cleveland (FRB) to pay the regularly scheduled December 31 distribution on its 9.75% Trust Preferred Securities issued by PFBI Capital Trust (NASDAQ/NMS-PFBIP). Shareholders of record on December 15, 2005 will receive $0.609375 per share for the regularly scheduled quarterly distribution due December 31, 2005. The dividend will be paid on Friday, December 30, 2005, the last business day of the calendar year.

Under a previously disclosed Written Agreement entered into with the FRB on January 29, 2003, Premier is required to request approval for the payment of quarterly distributions on the Trust Preferred Securities. Although the FRB has given its approval to pay the current distribution due December 31,2005, Premier is still bound by the Written Agreement and will be required to request the FRB’s approval to pay future distributions. Management intends to seek the FRB’s approval for payment of future regularly scheduled quarterly distributions on the Trust Preferred Securities but no assurance can be given that the FRB will grant such approval.

Earlier this week Premier announced that it had received approval from the FRB to redeem $5,000,000 (200,000 shares) of its 9.75% Trust Preferred Securities. The redemption will occur concurrently with the dividend distribution on Friday, December 30, 2005.

Certain Statements contained in this news release, including without limitation statements including the word “believes,”“anticipates,”“intends,”“expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.